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                                   [PSA LOGO]

                                     MASTER
                              REPURCHASE AGREEMENT

                             SEPTEMBER 1996 VERSION


                                                    Dated as of October 13, 2000

AMONG:

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED, as Buyer

CREDIT SUISSE FIRST BOSTON CORPORATION, as Agent

and

ONYX ACCEPTANCE FUNDING CORPORATION, as Seller

1.     APPLICABILITY

       From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.     DEFINITIONS

       (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party,
              (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

       (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

       (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date:



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       (d)    "Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

       (e)    "Confirmation", the meaning specified in Paragraph 3(b) hereof;

       (f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

       (g)    "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

       (h)    "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

       (i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

       (j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

       (k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

       (1) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

       (m) "Prime Rate", the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

       (n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

       (o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

       (p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

       (q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or ll hereof;

       (r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;



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              "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

       (t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.     INITIATION; CONFIRMATION; TERMINATION

       (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

       (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

       (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.     MARGIN MAINTENANCE

       (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

       (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such



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              cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

       (c) If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

       (d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

       (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or a Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

       (f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or a Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.     INCOME PAYMENTS

       Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.     SECURITY INTEREST

       Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.     PAYMENT AND TRANSFER

       Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and



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       such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.     SEGREGATION OF PURCHASED SECURITIES

       To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3,4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

       REQUIRED DISCLOSURE FOR TRANSACTIONS IN WHICH THE SELLER RETAINS CUSTODY OF THE PURCHASED SECURITIES

              Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

* Language to be used under 17 C.F.R. Section 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

**Language to be used under 17 C.F.R. Section 403.5(d) if Seller is a financial institution.

9.     SUBSTITUTION

       (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

       (b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.    REPRESENTATIONS

       Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and per-



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       formance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.    Events of Default

       In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

       (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

       (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

       (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.



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       (d)    If the nondefaulting party exercises or is deemed to have
              exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

              (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent dosing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

              (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

              Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

       (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

       (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

       (g) The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

       (h) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full



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              by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

       (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.    SINGLE AGREEMENT

       Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.    NOTICES AND OTHER COMMUNICATIONS

       Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.    ENTIRE AGREEMENT; SEVERABILITY

       This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.    NON-ASSIGNABILITY; TERMINATION

       (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

       (b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.    GOVERNING LAW

       This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.



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17.    NO WAIVERS, ETC.

       No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.    USE OF EMPLOYEE PLAN ASSETS

       (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

       (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

       (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.    INTENT

       (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

       (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

       (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

       (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

20.    DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

       The parties acknowledge that they have been advised that.

       (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

       (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

       (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

CREDIT SUISSE FIRST BOSTON                  ONYX ACCEPTANCE FUNDING
  (EUROPE) LIMITED, as Buyer                  CORPORATION, as Seller

By: /s/ C.J. HUGH-JONES                      By:
   --------------------------------             --------------------------------
Name: C.J. Hugh-Jones                        Name:
     ------------------------------               ------------------------------
Title: Attorney-in-Fact                      Title:
      -----------------------------                -----------------------------

By: /s/ ANDREW WALTON
   --------------------------------
Name: Andrew Walton
     ------------------------------
Title: Attorney-in-Fact
      -----------------------------


CREDIT SUISSE FIRST BOSTON
  CORPORATION, as Agent

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                     ANNEX I

                        SUPPLEMENTAL TERMS AND CONDITIONS

         This Annex I forms a part of the Master Repurchase Agreement dated as of October 13, 2000 (the "Master Repurchase Agreement" and, together with this Annex I and Annex II, the "Agreement") between Credit Suisse First Boston (Europe) Limited, as Buyer (the "Buyer"), Credit Suisse First Boston Corporation ("CSFB" or "Agent"), as Agent, and Onyx Acceptance Funding Corporation, as Seller (the "Seller"). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Master Repurchase Agreement. The supplemental terms set forth in this Annex I (the "Supplemental Terms") modify the terms and conditions under which the parties, from time to time, enter into Transactions. To the extent that the terms of this Annex I conflict with the terms of the Master Repurchase Agreement, the terms of this Annex I shall control.

1. OPTIONAL ANNEXES

         In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form part of the Agreement and shall be applicable thereunder: None.

2. ADDITIONAL OR REPLACED DEFINITIONS

         a. Paragraph 2 of the Master Repurchase Agreement shall be modified to include the following additional or replaced definitions:

                  i. "Adjusted EBITDA Coverage" means, with respect to any fiscal quarter of Onyx, the average, as of the last day of such fiscal quarter and each of the three immediately preceding fiscal quarters of Onyx, of the sum of: (1) the consolidated pre-tax income, (2) interest expense, (3) amortization of excess servicing asset and (4) other amortization and depreciation, less any gain on sale recognized according to FASB 125 (or a successor thereto), divided by consolidated interest expense of Onyx or its subsidiaries, each of the above-listed items as they appear in the consolidated financial statements of Onyx prepared in accordance with GAAP.

                  ii. "Adjusted Tangible Net Worth" means the sum of (1) Consolidated Tangible Net Worth and (2) Subordinated Debt; provided, however, that Subordinated Debt shall not exceed 20% of Consolidated Tangible Net Worth.

                  iii. "Base Currency" means the lawful money of the United States of America, as designated by the phrase "U.S. Dollar" and the sign "$".

                  iv. "Business Day" shall mean any day excluding Saturday, Sunday or any other day on which banks in New York City, London or California are authorized or required by law to close.

                  v. "Buyer's Margin Percentage" means, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) determined by the Buyer in its sole discretion.

                  vi. "Change of Control" means that at any time (i) Onyx shall own less than 100% of all classes of capital stock of Seller, (ii) any event or condition occurs that results in any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) other than a Person or group that owns the majority of the capital stock of Onyx on the date of this Agreement: (A) having acquired beneficial ownership of 50% or more of any outstanding class of capital stock of Onyx having ordinary voting power in the election of directors of Onyx or (B) obtaining the power (whether or not exercised) to elect a majority of Onyx's directors, or (iii) Onyx or Seller merge or consolidate with any other Person.

                  vii. "Consolidated Tangible Net Worth" means, at any date, (i) the amount which, in conformity with GAAP, would be set forth opposite the caption "shareholder's equity" (or any like caption) on a consolidated balance sheet of Onyx and its subsidiaries at such date, minus (ii) the aggregate amount of any Intangible Assets at such date.

                  viii. "Default" means an event that would constitute an Event of Default with the giving of notice and/or lapse of time.

                  ix. "Excess Collections" means, with respect to any Securitized Pool, an amount equal to the excess of (i) the aggregate amount of collections on the automobile contracts and loans included in such Securitized Pool over (ii) the amount required for (A) payments or distributions to holders of securities (other than residual securities) collateralized or supported by such Securitized Pool and (B) payments of any expenses related to such Securitized Pool, which expenses are, pursuant to any agreement, required to be paid by way of application of such collections.

                  x. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  xi. "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

                  xii. "Governmental Authority" means any nation, government, or state, or any political subdivision of any of them, or any court, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  xiii. "Intangible Assets" means all licenses, franchises, patents, patent applications, trademarks, trade names, copyrights, good will, research and development expense, organizational expense, deferred expenses and other like intangible assets shown on the consolidated balance sheet of Onyx and its subsidiaries.

                  xiv. "Market Value" means, with respect to any Purchased Security and as of any date, an amount equal to the present value, as of such date, of the distributions due to the holder of such Purchased Security, as determined by Buyer in its sole discretion based upon information regarding the performance of Securitized Pools and other data regarding the automobile-loan-securitization industry.

                  xv. "Material Adverse Change" means (a) with respect to Seller or Onyx, as applicable, a material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Seller or Onyx, as applicable, or (b) with respect to Seller, a material adverse change in the ability of Seller to perform its obligations under this Agreement.

                  xvi. "One-Month LIBOR" means, as of any date, the average of interbank offered rates for one-month U.S. dollar deposits in the London market based on quotations of major banks that are most recently available as of such date, as calculated by Buyer.

                  xvii. "Onyx" means Onyx Acceptance Corporation.

                  xviii. "Other Facility" means any credit or insurance facility, other than the facility established pursuant to this Agreement, of Seller or Onyx.

                  xix. "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

                  xx. "Price Differential Repayment Date" means, with respect to a Purchased Security, the last Business Day of the month following the Purchase Date and the last Business Day of each succeeding month thereafter; provided that with respect to such Purchased Security the last Price Differential Payment Date shall be the related Repurchase Date; and, provided further, that if any such date is not a Business Day, the Price Differential Payment Date shall be the next succeeding Business Day.

                  xxi. "Pricing Rate" shall have the meaning, with respect to any Transaction, set forth in the confirmation related to such Transaction.

                  xxii. The definition of "Purchase Price" in Paragraph 2(o) is amended by adding the following sentence at the end of such definition:
         "The price at which any Purchased Security shall be transferred by the Seller to the Buyer on the related Purchase Date shall be determined by CSFB in its sole discretion."

                  xxiii. "Residual Collections" means, with respect to any Securitized Pool, the Excess Collections generated by such Securitized Pool (including, without limitation, any releases from any reserve account established in connection with such Securitized Pool).

                  xxiv. "SEC" means the U.S. Securities and Exchange Commission.

                  xxv. "Securitization Assets" means the sum of (1) trust receivables and (2) excess servicing (retained interest in securitized assets net of amortization), each of the above-listed items as they appear in the consolidated financial statements of Onyx and its subsidiaries prepared in accordance with GAAP.

                  xxvi. "Securitized Pool" means a securitized pool of automobile contracts and loans that were originated or purchased by Onyx.

                  xxvii. "Seller's Bid Submission Deadline" means, with respect to the date and time of day on which Buyer presents bids to Seller pursuant to Section 10(b)ii of these Supplemental Terms, such time of day on the immediately succeeding Business Day;

                  xxviii. "Servicer Default" means, with respect to any Securitized Pool, a default by the servicer of such Securitized Pool in the performance of its servicing obligations, as set forth in the servicing agreement related to such Securitized Pool.

                  xxix. "Servicer Securitization Statement" means, with respect to any Securitized Pool, a servicing report or servicing certificate with respect to such Securitized Pool prepared by the servicer of such Securitized Pool.

                  xxx. "Spot Rate" means, with respect to any date and any currency other than the Base Currency, the rate of conversion of such currency to the Base Currency on such date, as determined by Agent.

                  xxxi. "Total Assets" means, at any date, all items or amounts which, in conformity with GAAP, would be set forth as "assets" on a consolidated balance sheet of Onyx and its subsidiaries at such date.

                  xxxii. "Total Liabilities" means, at any date, all claims on assets which, in conformity with GAAP, would be set forth as "liabilities" on a consolidated balance sheet of Onyx and its subsidiaries at such date.

         b. Accounting Terms and Determinations. Unless otherwise defined or specified in this Agreement, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP applied on a basis consistent with the financial statements referred to herein.

3. MODIFICATION OF PARAGRAPH 3(b) OF THE MASTER REPURCHASE AGREEMENT

         Paragraph 3(b) of the Master Repurchase Agreement shall be modified as follows:

         a. The following sentence shall be added immediately prior to the last sentence of Paragraph 3(b) of the Master Repurchase Agreement:

         Each Transaction made under the Agreement shall be confirmed by CSFB, as agent for each of Buyer and Seller, on or before the relevant Purchase Date by confirmation in accordance with this Paragraph 3(b).

         b. The last sentence of Paragraph 3(b) of the Master Repurchase Agreement shall be amended to read as follows:

         In the event of any conflict between the terms of such Confirmation and this Agreement, such Confirmation shall prevail.

4. MODIFICATION OF PARAGRAPH 5 OF THE MASTER REPURCHASE AGREEMENT

         Paragraph 5 of the Master Repurchase Agreement shall be amended as follows:

            The first sentence of Paragraph 5 is amended by adding in subparagraph "(a)" before the word "Seller" at the beginning of the first sentence. Paragraph 5 is further amended by adding the following subparagraphs after subparagraph "5(a)":

               (b) Each party agrees to be liable to the relevant taxing
                   authority for the full amount of any Taxes required by governing law to be deducted or withheld from payments or distributions of income that the party receives from the issuer of the Securities ("Income Payments"). All payments made by one party to the other party in respect of any Transaction pursuant to this Agreement, including any Income Payments payable by Buyer to Seller, shall be made free and clear of, and without any, withholding or deduction for or on account of any Taxes, unless such withholding or deduction is required by any applicable law, as modified by the practice of any relevant governmental revenue authority. If such withholding or deduction is so required, then the payor shall
                   (i) promptly notify the payee of such requirement, (ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon learning that such deduction or withholding is required, (iii) promptly forward to the payee an official receipt (or certified copy), or other such documentation, evidencing such payment to such authorities, and (iv) pay to the payee such additional amounts as are necessary to yield and remit to the payee an amount which, after deduction of all Taxes (including any Taxes imposed on the additional amounts) so withheld or deducted, equals the full amount that the payee would have received had no such withholding or deduction been required; provided, however, that in no event will Seller be entitled to receive any amount in respect of any Income Payment greater than Seller would have received had it not entered into the relevant Transaction. If (i) the payor fails to remit in a timely manner the appropriate amount to the relevant governmental revenue authority in respect of any amount that the payor is required to withhold or deduct from any payment to the payee and (ii) a liability for such amount is assessed directly against the payee, then the payor shall, in addition to its liability to pay additional amounts to the payee pursuant to the preceding sentence, be liable to the payee for any interest or penalties that are thereby imposed upon the payee by reason of such failure by the payor. In the event of Buyer failing to remit, either directly or through its agent, the full amount owing to Seller pursuant to this Agreement, Buyer hereby undertakes to pay interest to Seller (upon demand) on the amount due and outstanding at the rate of the LIBOR Rate as it fluctuates from day to day plus 1%. Such sum shall accrue daily commencing on and inclusive of the third Business Day after the relevant payment date, unless otherwise agreed between the parties.

               (c) Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, arrange for any required certification of, and deliver to the other party or such government or taxing authority as the other party directs, any form or document that may be required or reasonably requested in order to assist or enable the other party to secure the benefit of any available exemption or relief from any deduction or withholding on account of any Taxes or, if there is no available exemption or relief as aforesaid, to secure the benefit of any reduced rate of deduction or withholding, in respect of any payment under this Agreement, promptly upon the earlier of: (i) reasonable demand by the other party and (ii) learning that the form or document is so required. Without limitation of the foregoing, Seller agrees to deliver to Agent, on the date of this Agreement, a completed Form W-9, Request for Taxpayer Identification Number and Certification, it being understood that Buyer shall have no obligation to enter into any Transaction pursuant to this Agreement prior to Agent's receipt of such Form W-9. Failure to comply with or perform any tax covenant provided for hereunder will terminate the payor's obligation to pay any additional amount to the extent such additional amount would not be required to be paid but for such failure.

               (d) (1) In the event a Tax Event occurs with respect to this
                   Agreement, at the option of such party (exercised by written notice to the other party, such notice being treated as a demand pursuant to Paragraph 3(c) of this Agreement), the Repurchase Date for the Transaction with respect to which the Tax Event occurred shall be immediately deemed to occur and such Repurchase Date shall be treated as the date of determination for the purposes of calculating the Repurchase Price.

                   (2) The occurrence with respect to either party of any of the following events will constitute a "Tax Event" for the purposes of this subparagraph 5(d):

                       (i) the party shall be required on the next succeeding payment date to pay to the other party an additional amount under subparagraph 5(b) hereof as a result of a Change in Tax Law;

                       (ii) there is a substantial likelihood that the party will be required on the next succeeding payment date to pay to the other party an additional amount under subparagraph 5(b) hereof and such substantial likelihood results from an action taken by a taxing authority or court of competent jurisdiction, on or after the date on which such Transaction was entered into (regardless of whether such action was taken or brought with respect to a party to this Agreement); or

                       (iii) the party will be required on the next succeeding payment date to pay to the other party an additional amount under subparagraph 5(b) hereof as a result of a consolidation, amalgamation, merger or transfer of substantially all of the assets of such other party by such other party.

               (e) Each party agrees that it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by an government or other authority in a jurisdiction in which it is incorporated, organized, managed and controlled, or is considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (a "Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party. Notwithstanding the foregoing, if a party becomes a Defaulting Party under this Agreement, then such party agrees to indemnify the other party for any Stamp Taxes imposed upon such other party by reason of such other party's enforcement and protection, as a result of such other default, of its rights under this Agreement or any related credit support document.

               (f) For the purposes of this Paragraph 5:

                   (1) "Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

                   (2) "Defaulting Party" means a party that defaults in the
                       performance of any obligation thereof under this Agreement.

                   (3) "Law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by practice of any relevant governmental revenue authority either generally or with respect to a party to this Agreement) and "Change in Tax Law" shall be construed accordingly.

                   (4) "LIBOR Rate" means, with respect to any date, the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on such date. "Telerate Page 3750" means the display page designated on the Bridge Information Systems Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London inter-bank offered rates of major banks). If, on such date, no posted rate appears on Telerate Page 3750, LIBOR will be determined on such date on the basis of quotations of major banks that are most recently available as of such date, as calculated by Agent.

                   (5) "Stamp Tax" means any stamp, registration, documentation or similar tax.

                   (6) "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by a governmental or other taxing authority in respect of any payment under this Agreement other than any franchise or income taxes imposed upon any party to this Agreement.

5. MODIFICATION OF PARAGRAPH 9 OF THE MASTER REPURCHASE AGREEMENT

         Paragraph 9 of the Master Repurchase Agreement shall be amended by adding the following new subparagraphs (c) and (d) to such Paragraph:

         (c) In the case of any Transaction for which the Repurchase Date is other than the business day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute substantially the same Securities for the Purchased Securities, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 10:00 am (New York Time) on such business day, to substitute substantially the same Securities for any Purchased Securities; provided, however, that Buyer may elect, by the close of business on the business day notice is received, or by the close of the next business day if notice is given after 10:00 am (New York Time) on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of such other Securities and Buyer's transfer to Seller of such Purchased Securities, and after substitution, the substituted Securities shall be deemed to be Purchased Securities. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

         (d) In the event Seller exercises its right to substitute or terminate under sub-paragraph (c), Seller shall be obligated to pay to Buyer, by the close of the business day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; and/or (ii) terminating transactions or substituting Securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith. For the purposes of this Paragraph 9(d), the term of any replacement transaction, terminating transaction or transaction with respect to substituting Securities shall not be greater than thirty (30) days.

6.   MODIFICATION OF PARAGRAPH 12 OF THE MASTER REPURCHASE AGREEMENT

         Paragraph 12 of the Master Repurchase Agreement shall be amended by deleting such Paragraph in its entirety and replacing such Paragraph with the following:

         12. SINGLE AGREEMENT

             Buyer and Seller hereby acknowledge that they consider all Transactions and agreements between them to constitute a single business and contractual relationship and to have been made in consideration of each other and this Agreement. Therefore, (a) each party hereby agrees (i) to perform all of its obligations to the other party with respect to all Transactions or agreements between them, (ii) that a default in the performance of any such obligations ("Obligations") shall constitute an Event of Default hereunder and (iii) that any Event of Default hereunder shall constitute a default in respect of all such other Transactions and agreements between them, (b) each party shall have a right of setoff against the other party for amounts owing hereunder and any other Obligations owing in respect of any other agreement or transaction whatsoever, and (c) payments, deliveries, and other transfers made by either party hereunder shall be considered to have been made in consideration of payments, deliveries, and other transfers made by the other party with respect to all other agreements or transactions between them, and the Obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted. As security for the performance by each party of all of its Obligations, each party hereby grants to the other a security interest in all securities, instruments, money, and other property (and all proceeds thereof) transferred by such party to the other pursuant to this Agreement. With respect to defaulted Obligations which did not arise under this Agreement, such security interest may be enforced in accordance with the provisions of applicable law or Paragraph 11(d)(i) hereof (applying such Paragraph as if such defaulted Obligations were owed hereunder in respect of a Transaction in which the defaulting party is acting as Seller).

7. MODIFICATION OF PARAGRAPH 19 OF THE MASTER REPURCHASE AGREEMENT

         Paragraph 19 of the Master Repurchase Agreement shall be amended by adding the following new subparagraph (e) to such Paragraph:

         (e) The parties recognize and intend that each Transaction is, and shall constitute, a "repurchase agreement" (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a "securities contract," as those terms are defined in Section 212 of the U.S. Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), and that this Agreement constitutes a "master agreement" as that term is used in such Section.

8. AGENCY PROVISIONS

         Notwithstanding any provision to the contrary contained in this Agreement, any Confirmation or any other agreements or instruments delivered in connection with any Transaction hereunder:

         a. CSFB, as a broker-dealer registered with the SEC, will arrange, as agent for each of Buyer and Seller, each Transaction to be entered into pursuant to this Agreement in accordance with Rule 15a-6 promulgated under the Exchange Act. As agent for each of Buyer and Seller, CSFB will be responsible for (i) effecting and settling all such Transactions in compliance with said Rule 15a-6,
(ii) issuing all required confirmations and statements to Buyer and Seller in compliance with Rule 15c3-1 under the Exchange Act, (iii) maintaining books and records relating to such Transactions as required by Rules 17a-3 and 17a-4 under the Exchange Act and (iv) if requested by Buyer or Seller, receiving, delivering and safeguarding such party's funds and securities in connection with such Transactions in compliance with Rule 15c3-3 under the Exchange Act.

         b. CSFB is participating in each Transaction solely as agent for each of Buyer and Seller. CSFB shall have no responsibility or liability to either Buyer or Seller arising from any failure of Buyer or Seller to pay or perform any obligation hereunder, including, without limitation, any obligation to maintain margin. Each of Buyer and Seller agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of any Transaction or otherwise hereunder. CSFB shall otherwise have no liability in respect of this Agreement or any Transaction, except that CSFB shall be liable for its gross negligence or willful misconduct, or its failure to comply with applicable U.S. securities laws and regulations, in performing its duties as agent for each of Buyer and Seller hereunder.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS

         Paragraph 10 of the Master Repurchase Agreement shall be modified to include the following additional terms:

         a. Buyer represents and warrants to Seller, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

            i. Buyer has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing in each other jurisdiction where the conduct of its business or the ownership, lease or operation of its property requires such qualification; and

            ii. this Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting creditors' rights, to the assumption that enforcement will be undertaken in a commercially reasonable manner and to general principles of equity and equitable remedies, regardless of whether enforcement is considered in a proceeding in equity or at law.

         b. Agent represents and warrants to Seller, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

            i. Agent has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation and is duly qualified and in good standing in each other jurisdiction where the conduct of its business or the ownership, lease or operation of its property requires such qualification; and

            ii. this Agreement has been duly executed and delivered by Agent and constitutes the legal, valid and binding obligation of Agent, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting creditors' rights, to the assumption that enforcement will be undertaken in a commercially reasonable manner and to general principles of equity and equitable remedies, regardless of whether enforcement is considered in a proceeding in equity or at law.

         c. Seller represents and warrants to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

            i. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation and is duly qualified and in good standing in each other jurisdiction where the conduct of its business or the ownership, lease or operation of its property requires such qualification;

            ii. this Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting creditors' rights, to the assumption that enforcement will be undertaken in a commercially reasonable manner and to general principles of equity and equitable remedies, regardless of whether enforcement is considered in a proceeding in equity or at law;

            iii. neither the execution and delivery nor the performance by Seller of this Agreement will result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of Seller's properties, except for the security interest created by this Agreement;

            iv. neither the execution and delivery nor the performance by Seller of this Agreement requires any authorization, approval, consent, license, exemption (other than any self-executing exemption), filing, registration or the taking of any other action in respect of any federal or state authority except where the failure to comply with such requirement would not adversely affect the delivery, execution or performance by Seller of this Agreement or cause a Material Adverse Change;

            v. Immediately prior to the delivery by the Seller to the Buyer of any Purchased Securities for any Transaction, Seller shall be the legal and beneficial owner of such Purchased Securities free and clear of any lien, security interest, option or encumbrance;

            vi. there are no delinquent federal, state, city, county or other taxes relating to Seller, the Purchased Securities or any arrangement pursuant to which the Purchased Securities are issued that might, in the reasonable judgment of Buyer, materially adversely affect any of the Purchased Securities or cause a Material Adverse Change in Seller, and all such delinquent tax liabilities have been satisfied except those that are being contested by Seller in good faith;

            vii. since the date of the most recent financial statement delivered by Seller to Buyer, there has been no Material Adverse Change; Seller shall provide Buyer with such financial statements and other information as is contemplated in Section 9(d)xvi of these Supplemental Terms;

            viii. there are no actions, suits, investigations, or other proceedings pending, or, to the best knowledge of Seller, after due inquiry, threatened, against or affecting Seller by or before any court, arbitrator, Governmental Authority which challenge any of the transactions contemplated under this Agreement or could result in a Material Adverse Change and there are no preliminary or permanent injunctions or orders by any court or other Governmental Authority pending affecting this Agreement or any of the Transactions contemplated hereby;

            ix. no certificate, statement, report or other document furnished and no representation or warranty made or to be furnished or made to Buyer by or on behalf of Seller in or in connection with this Agreement or any Transaction contemplated hereby, at the time furnished, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein not misleading; and

            x. Seller is a direct or indirect wholly-owned subsidiary of Onyx.

         d. Seller covenants with Buyer, from and after the date hereof, as follows:

            i. Seller shall notify Buyer no later than one (1) Business Day after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to Seller or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Seller;

            ii. Seller shall not take any action that would directly or indirectly impair or adversely affect Buyer's title to or the value of the Purchased Securities;

            iii. Seller shall not pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Securities, to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Securities;

            iv. Seller shall, at Buyer's request, take all action necessary to ensure that Buyer will have a perfected first priority security interest in the Purchased Securities in the event that the Transactions are recharacterized by a court of competent jurisdiction as loans, including among other things, filing such UCC financing statements, mortgages or other instruments as Buyer may reasonably request;

            v. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets;

            vi. Seller shall promptly inform Buyer of any changes to the senior management of either Seller or Onyx, and such other information as Buyer may reasonably request from time to time;

            vii. Seller shall promptly notify Buyer of any litigation against Seller or any affiliate of Seller relating to the Purchased Securities which, individually or in the aggregate, if adversely determined against Seller, would materially affect such Purchased Securities;

            viii. Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in subsection (b) above;

            ix. Seller shall take all actions necessary to remain duly organized, validly existing and in good standing as a domestic corporation in Delaware and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority would not have a material adverse effect on the ability of Seller to conduct its business or to perform its obligations under this Agreement;

            x. Seller shall not create, incur, assume or suffer to exist any guarantee of indebtedness of any person other than an intercompany guarantee in favor of an affiliate of Seller;

            xi. Seller shall not change the identity of its independent public accountants without prior written notice to Buyer of such change and the reason therefor; Seller shall at all times utilize a nationally recognized independent public accounting firm;

            xii. the ratio of (A) Adjusted Tangible Net Worth to (B) Total Assets shall be at least 15% as of the end of each fiscal quarter of Onyx;

            xiii. as of the end of each fiscal quarter of Onyx, the Adjusted EBITDA Coverage shall be greater than 1.5;

            xiv. the ratio of (A) Securitization Assets to (B) Adjusted Tangible Net Worth shall not be greater than 3 to 1 as of the end of any fiscal quarter of Onyx;

            xv. as of the end of each fiscal quarter of Onyx, Consolidated Tangible Net Worth shall be greater than $45,000,000; and

            xvi. Seller shall provide to Buyer the following financial and reporting information:

                (i) as soon as available and in any event within ninety (90) days after the close of each fiscal year of Onyx, a consolidated balance sheet of Onyx, a consolidated statement of income of Onyx and a consolidated statement of changes in financial position of Onyx's consolidated financial group as at the end of and for the fiscal year just closed, setting forth the corresponding figures of the previous fiscal year, if applicable, in comparative form, all in reasonable detail and certified (without any qualification or exception deemed material by Buyer) by independent public accountants selected by Onyx and reasonably satisfactory to Buyer;

                (ii) as soon as available and in any event within forty-five
         (45) days after the close of each of the first three (3) quarters of each fiscal year of Seller, the Onyx applicable quarterly Form 10-Q as filed with the SEC, including the consolidating statements for Seller, subject to normal recurring year-end audit adjustments, and as prepared in accordance with GAAP;

                (iii) as soon as available and in any event within thirty (30) days after the close of each calendar month other than a month in which a quarter of a fiscal year of Onyx closes, a consolidated balance sheet of Onyx, a consolidated statement of income of Onyx and a consolidated statement of changes in financial position of Onyx's consolidated financial group as at the end of such calendar month, as prepared in accordance with GAAP;

                (iv) as soon as available and in any event within thirty (30) days after the close of each calendar month, loan performance data for such month, including pool analytic reports (i.e., prepayment, delinquency, repossession and net charge-off reports), with respect to each Securitized Pool;

                (v) as soon as available and in any event within thirty (30) days after the close of each calendar month, the Servicer Securitization Statement for such month with respect to each Securitized Pool;

                (vi) promptly, and in any event no later than five (5) Business Days, after the commencement thereof, written notice of any material actions, suits or proceedings (including arbitrations) against Seller or Onyx before any court or other Governmental Authority;

                (vii) immediately upon becoming aware of any development or other information which is reasonably likely to result in a Material Adverse Change of Seller or Onyx, as applicable, written notice specifying the nature of such development or information, such anticipated effect and action, if any, Seller or Onyx proposes to take or has taken with respect thereto;

                (viii) concurrently with the delivery of the financial statements required to be furnished by subsections (i) or (ii) above, a certificate signed by the chief executive or financial officer of Seller, stating (1) that a review of the activities of Seller during such quarter or fiscal year, as the case may be, has been made under his or her immediate supervision with a view to determining whether Seller has observed, performed and fulfilled all of its obligations under this Agreement and whether Seller is in compliance with the representations, warranties and covenants of the Seller under this Agreement, and (2) that there existed during such quarter or fiscal year, as the case may be, no Event of Default and no Default or if any such Event of Default or Default did exist, specifying the nature thereof, the period of existence thereof and what action Seller proposes to take, or has taken, with respect thereto; and

                (ix) such other information of a financial or operational nature of Seller and/or Onyx as may be reasonably requested by Buyer from time to time.

10. EVENT OF DEFAULT

         Paragraph 11 of the Master Repurchase Agreement shall be modified to include the following additional or supplemental terms:

         a. The following events shall constitute additional events of default (each an "Event of Default") under the Agreement with respect to Buyer or Seller, as applicable:

            i. any failure by Seller to pay, whether on the acceleration thereof or otherwise, any amounts due under this Agreement or to perform any provision of this Agreement in accordance herewith, or any material breach of any representation, warranty or covenant of Seller set forth in this Agreement;

            ii. the granting by Seller of any security interest, lien, pledge or other encumbrance on any Purchased Securities to any person other than Buyer;

            iii. Buyer shall for any reason cease to have a valid, first priority security interest in any of the Purchased Securities purported to be covered thereby, or any Person shall assert that Buyer does not have a valid, first priority security interest in any of the Purchased Securities;

            iv. the filing by Seller, Onyx or any affiliate, of a petition in bankruptcy, the adjudication of Seller, Onyx or any affiliate as insolvent or bankrupt, the petition or application by Seller, Onyx or any affiliate for any receiver or trustee for itself or any substantial part of its property, the commencement by Seller, Onyx or any affiliate of any proceeding relating to it under any reorganization, arrangement, dissolution or liquidation law, or the initiation of any such proceeding against Seller, Onyx or any affiliate, if Seller, Onyx or such affiliate indicates by any act its consent thereto or if such proceeding is not dismissed within sixty (60) days;

            v. Buyer shall reasonably determine that Seller is or will be unable to meet its commitments under this Agreement, and notifies Seller of such determination, and Seller shall not have responded with appropriate information to the contrary to the satisfaction of Buyer within thirty-six (36) hours;

            vi. Seller or Onyx violates any law or any regulation promulgated pursuant to any such law that relates to the Purchased Securities;

            vii. a final, non-appealable judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against Onyx, Seller or any affiliate thereof, and the same remains undischarged for a period of sixty (60) days after the entry thereof, during which period the execution of such judgment is not effectively appealed or otherwise stayed;

            viii. in the reasonable judgment of Agent, a Material Adverse Change shall have occurred with respect to Onyx and/or Seller;

            ix. any Change of Control with respect to Seller or Onyx shall have occurred, unless Buyer shall have expressly consented to such Change of Control in writing, which consent shall not be unreasonably withheld;

            x. any representation or warranty made by Seller in this Agreement shall have been incorrect or untrue in any material respect when made or repeated or when deemed to have been made or repeated, and Buyer's interests shall have been materially adversely affected by such breach;

            xi. Seller shall breach in any material respect any covenant made by it in this Agreement and Buyer's interests shall have been materially adversely affected by such breach;

            xii. there shall occur an event of default or a default which with notice, the passage of time, or both, shall constitute an event of default by Onyx or Seller with respect to any normal and customary covenants (including, without limitation, an Act of Insolvency of Onyx or Seller, as applicable, or the failure of Onyx or Seller, as applicable, to make required payments as they become due) under any note, instrument, debt contract or agreement, servicing agreement, other agreement or lease to which Onyx or Seller, as applicable, is a party and under which the obligations of Onyx or Seller, as applicable, total at least (A) $1,000,000 in the case of any agreement concerning leasehold improvements or equipment financing or any lease, or
         (B)$500,000 in the case of any other note, instrument, debt contract or agreement, servicing agreement or other agreement, provided that such default: (i) entitles any creditor or obligee of Onyx or Seller, as applicable, to accelerate or declare immediately due an amount of at least (A) $1,000,000 in the case of any agreement concerning leasehold improvements or equipment financing or any lease, or (B)$500,000 in the case of any other note, instrument, debt contract or agreement, servicing agreement or other agreement; or (ii) otherwise results in a Material Adverse Change with respect to Onyx or Seller;

            xiii. Seller or Onyx shall have received a "going concern" letter from its accounting firm; or

            xiv. a Servicer Default shall have occurred.

         b. Upon the occurrence and during the continuance of an Event of Default by Seller, in addition to the provisions of the Master Repurchase
Agreement:

            i. If the proceeds of sale of the Purchased Securities are insufficient to cover (A) the costs and expenses incurred by Buyer in connection with such sale and (B) the payment in full of Seller's outstanding obligations to Buyer under this Agreement, then Seller shall remain liable for any deficiency.

            ii. Buyer shall incur no liability as a result of the sale of any Purchased Securities at any private sale. Seller hereby waives any claims against Buyer arising by reason of the fact that the price at which any Purchased Securities may have been sold at such a private sale was less than the price that might have been obtained therefor at a public sale or was less than the aggregate amount of Seller's outstanding obligations to Buyer under this Agreement, even if Buyer accepts the first offer received and does not offer the Purchased Securities to more than one offeree; provided, however, that Buyer shall present to Seller any bids that Buyer receives on any Purchased Securities in connection with any such private sale and shall allow Seller to submit, no later than the Seller's Bid Submission Deadline, a bid for such Purchased Securities that is not less than the amount of the highest such bid that shall have been so presented to Seller.

            iii. The proceeds of any sale of all or any part of the Purchased Securities shall be applied by Buyer in the following order of priority:

               first, to the payment of the costs and expenses of such sale and all expenses (including the reasonable fees and expenses of counsel), liabilities and advances made or incurred by Buyer in connection therewith;

               second, to the payment of the Price Differential due or past due;

               third, to the payment of the Repurchase Price of all Purchased Securities;

               fourth, to the payment of all other amounts owing under this Agreement; and

               fifth, to Seller, or to such other person as a court of competent jurisdiction may direct, the payment of any surplus then remaining from such proceeds.

11. CONDITIONS PRECEDENT

         The purchase of the Securities on any Business Day is subject to the satisfaction of the following additional conditions precedent, both immediately prior to such purchase and also after giving effect thereto and to the intended use thereof:

         a. no Event of Default or Default shall have occurred and be continuing;

         b. both immediately prior to the entering into of such Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in this Agreement shall be deemed given and shall be true and complete on and as of the date of the Transaction in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

         c. both immediately prior to the entering into of such Transaction and also after giving effect thereto and to the intended use thereof, no covenant made by Seller in this Agreement shall have been breached; and

         d. the proposed Transaction shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

12. MINIMUM AND MAXIMUM TRANSACTION AMOUNTS

         With respect to Transactions entered into hereunder:

         a. the minimum Purchase Price of any Purchased Security subject to a Transaction shall be $500,000;

         b. the number of Transactions pursuant to the Agreement shall be limited to one (1) in any five (5) consecutive Business Days; and

         c. The aggregate outstanding Repurchase Price for the Purchased Securities subject to the Agreement at any one time shall not exceed $35,000,000.

13. PRIOR NOTICE REQUIRED FOR REPURCHASES

         Seller may repurchase any Purchased Security at any time at the Repurchase Price of such Purchased Security; provided, however, that no such repurchase shall occur prior to the second Business Day following Agent's receipt of Seller's written notice of its intent to effect such repurchase.

14. PAYMENT OF PRICE DIFFERENTIAL

         The Price Differential shall be payable monthly on the Price Differential Payment Date for the related Transaction. Payment of the Price Differential to Buyer shall be made by wire transfer in immediately available funds.

15. REGISTRATION OF PURCHASED SECURITIES; DISTRIBUTIONS ON PURCHASED SECURITIES

         a. The Purchased Securities shall be registered in the name of Credit Suisse First Boston Corporation.

         b. All payments and distributions, whether in cash or in kind, made on or with respect to the Purchased Securities will, unless otherwise agreed by Buyer, be paid, delivered or transferred directly to Buyer (or any such affiliate as Buyer shall designate). Provided that no Event of

Default has occurred, Buyer may, in its sole discretion, use such Income to (a) satisfy a Margin Deficit under Section 4 of the Agreement, (b) reduce the Repurchase Price or (c) satisfy any other amounts due and owing to Buyer under the Agreement. Any amounts in excess of the amounts in clauses (a), (b) and (c) shall be transferred by Buyer to Seller promptly. Following the occurrence and continuation of an Event of Default, Buyer shall retain all Income in an amount not to exceed the sum of (i) the respective Repurchase Prices for the Purchased Securities and (ii) all other amounts then due and owing by Seller to Buyer (it being understood that any Income in excess of such sum shall be transferred to Seller). If Seller shall receive any payment or distribution on or with respect to the Purchased Securities, it shall hold such payment or distribution in trust for the benefit of Buyer and shall forward such payment, at the direction of Buyer, to be applied by Buyer to the then outstanding obligations.

16. TERMINATION

         Notwithstanding any provisions of Paragraph 15 of the Master Repurchase Agreement to the contrary, this Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring three hundred sixty days after the date as of which this Agreement is entered into; provided, however, that this Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Buyer and the Seller; and provided further, however, that no such party shall be obligated to agree to any such extension.

17. CONFIDENTIALITY

         Each of the parties acknowledges that the Agreement and the terms of the Securities are confidential in nature and each such party agrees that, unless otherwise directed by a court or regulatory entity of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of counsel), it shall limit the distribution of such documents and the disclosure of such information to its officers, employees, attorneys, accountants and agents as required in order to conduct its business with the other parties hereto. Notwithstanding the foregoing, Buyer shall be permitted to provide a copy of this Agreement, and shall be permitted to describe the terms of the Securities, in connection with the re-hypothecation of the Securities. Except as otherwise provided in this Section 17, Seller shall not disclose the terms of this Agreement to any Person other than Seller's counsel or accountants without the prior written consent of Buyer, such consent not to be unreasonably withheld; provided, however, that prior consent of Buyer shall not be required in the case of any filing of this Agreement with the SEC or any other Governmental Authority that is required under applicable law. This Section 17 shall not apply to information which has entered the public domain through means other than a breach of the foregoing covenant by the party seeking to distribute such documents or which the other party has given written permission to disclose.

         Buyer may disclose to any affiliate of Buyer any information concerning the Purchased Securities (the "Purchased Securities Information") that is furnished by Seller or any affiliate of Seller to Buyer. Except as otherwise provided in this Section 17, Buyer shall not disclose to any affiliate of Buyer any information concerning Seller or any affiliate of Seller other than Purchased Securities Information (such information, the "Seller Information") without the prior written consent of Onyx, such consent not to be unreasonably withheld. Seller hereby acknowledges and agrees that any and all Purchased Securities Information and Seller Information (collectively, the "Information") that is furnished by Seller to Buyer and that is disclosed to any affiliate of Buyer in accordance with this
Section 17 may be used and relied upon by any such Buyer affiliate without any liability to Seller, to the extent the Information is obtained by a Buyer entity from another Buyer entity.

18. COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

19. PAYMENT OF EXPENSES

         a. Seller shall pay, or shall cause Onyx to pay, to Buyer, at the date of execution of the Agreement, all related fees and expenses incurred by Buyer in connection with the preparation of this Agreement and the enforcement of Buyer's rights thereunder; provided, however, that Seller shall not be required to reimburse Buyer in an amount in excess of $20,000 for fees and expenses of Buyer's counsel incurred in the preparation, reproduction and distribution of the Agreement and any documents contemplated thereby or relating thereto. The payment by Seller or Onyx of such fees and expenses to Buyer shall be by wire transfer in immediately available funds. The effectiveness of the Agreement shall be conditioned upon Buyer's receipt of such payment.

         b. Notwithstanding the foregoing, Buyer shall pay to Buyer's counsel, Brown & Wood LLP, at the date of execution of the Agreement, a pre-arranged fee of $30,000 together with the reasonable disbursements of such counsel incurred in the preparation, reproduction and distribution of the Agreement and any documents contemplated thereby or relating thereto. The payment of such fee shall be by wire transfer in immediately available funds. The effectiveness of the Agreement shall be conditioned upon the payment of such fee and the aforementioned expenses.

20. RELIANCE

         Seller further agrees that, notwithstanding any right of Buyer to investigate fully the affairs of the Seller and notwithstanding any knowledge of facts determined or determinable by Buyer, Buyer has the right to rely fully on the representations, warranties, covenants and agreements of Seller contained in the Agreement and upon the accuracy of any document, instrument, certificate or exhibit given or delivered hereunder.

21. LIMITATION OF DAMAGES

         UNDER NO CIRCUMSTANCES SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE FOR PUNITIVE DAMAGES IN ANY WAY RELATED TO THIS AGREEMENT AND, EXCEPT AS PROVIDED IN PARAGRAPH 11(g) OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES SUFFERED OR INCURRED BY ANY OTHER PARTY HERETO, OR BY ANY OTHER PARTY, IN EACH CASE ARISING UNDER THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN OR PREVENTED.

22. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

         EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23. INCORPORATION OF TERMS

         The Master Repurchase Agreement as supplemented by this Annex I and by Annex II shall be read, taken and construed as one and the same instrument.


CREDIT SUISSE FIRST BOSTON                    CREDIT SUISSE FIRST BOSTON
   (EUROPE) LIMITED                                (EUROPE) LIMITED

By:                                           By:
    --------------------------------              ------------------------------
Name:                                         Name:
Title:                                        Title:


ONYX ACCEPTANCE FUNDING CORPORATION


By:
    -------------------------------
Name:
Title:

ACCEPTED AND AGREED TO SOLELY IN
ITS CAPACITY AS AGENT:

CREDIT SUISSE FIRST BOSTON
CORPORATION


By:
    -------------------------------
Name:
Title:

                                    ANNEX II

             NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES

FOR ALL NOTICES TO BUYER AND/OR AGENT (OTHER THAN LEGAL NOTICES):

CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, NY 10010-3629

Attn: Daniel Miller
      Credit Risk Management
      Tel: (212) 325-8665
      Fax: (212) 325-8170


FOR LEGAL NOTICES TO BUYER AND/OR AGENT ONLY:

CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, NY 10010-3629

Attn: Gabriella Morizio
      Legal and Compliance Department
      Tel: (212) 325-9646
      Fax: (212) 325-8170


COPY TO:

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
One Cabot Square
London E14 4QJ

Attn: Kevin Studd
      Managing Director - Legal and Compliance Department

FOR ALL NOTICES TO SELLER

ONYX ACCEPTANCE FUNDING CORPORATION
27051 Towne Centre Drive
Foothill Ranch, CA 92610

Attn: Don P. Duffy
      Executive Vice President and
      Chief Financial Officer

Copy to: Michael A. Krahelski
         Senior Vice President and General Counsel

Telephone No. (949) 465-3505
Facsimile No. (949) 465-3992